Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
Unifi Announces Fourth Quarter Results
     GREENSBORO, N.C. — July 29, 2009 — Unifi, Inc. (NYSE:UFI) today released preliminary operating results for its fiscal fourth quarter and year ended June 28, 2009.
     Conditions within the textile supply chain continued to improve throughout the June quarter as excess inventory levels are being depleted and production levels are becoming more closely aligned with consumer demand. Highlights for the June quarter, as compared to March 2009 quarter include:
•	Net sales increased by $20.7 million

•	Gross profit improved by $12.0 million

•	Inventories were reduced by $11.9 million

•	Total cash and cash equivalents increased by $19.1 million

•	Total debt decreased by $11.0 million
     “While net loss in the June quarter was $9.5 million, the Company saw noticeable improvements in the quarter resulting in adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) of $9.6 million, which is substantially above our previous guidance of $6 to $8 million from the March 2009 quarterly earnings call,” said Ron Smith, Chief Financial Officer for Unifi. “In addition, the Company made substantial improvements to its balance sheet in the quarter, particularly in terms of reducing outstanding debt and our investment in inventories by $12 million during the June quarter, on top of the $25 million reduction in the March quarter. Although our polyester conversion margins were impacted by a slight increase in raw materials pricing in the quarter, our gross margins also improved due to higher volumes and our on-going cost improvement initiatives.”
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Unifi Announces Fourth Quarter Results — page 2
     Net sales for the current quarter were $139.8 million, which represents a $49.8 million decrease from the prior year June quarter. The net loss in the June quarter was $9.5 million or $0.15 per share, which compares to net income of $771 thousand or $0.01 per share for the prior year June quarter. In addition to the negative impact caused by year-over-year volume declines, the current quarter was also negatively impacted by a temporary increase in polyester raw materials prices caused by the curtailment of key production facilities.
     Cash-on-hand at the end of the June quarter was $42.7 million, including $9.0 million received from the completion of the equity interest sale of the Company’s former joint venture in China, which is an increase of $19.1 million from cash-on-hand at the end of the March quarter. Total cash and cash equivalents at the end of the June quarter, including restricted cash, were $49.6 million. Total debt at the end of the June quarter was $187.2 million, which is a decrease of $11.0 million from the end of the March quarter.
     Net sales for fiscal year 2009 were $553.7 million compared to net sales of $713.3 million for the prior fiscal year. Net loss for fiscal year 2009 was $52.3 million or $0.85 per share compared to a net loss of $16.2 million or $0.27 per share for the prior fiscal year. Included in the loss for the current fiscal year are $20.4 million in non-cash impairment charges associated with goodwill, the Company’s former investment in China, and property plant and equipment, and $3.5 million in charges related to asset consolidation and optimization.
     Bill Jasper, President and CEO of Unifi, said, “Throughout the year, we have made continual and substantial improvements to our costs, operational efficiencies and product mix, which have resulted in more than $27 million in annualized savings, and we have reduced the volume levels required to operate our business profitably by more than ten percent. We have re-focused our business in China, exiting an unprofitable manufacturing-based joint venture and replacing it with a more flexible and customer-focused business. We also continued to invest in and build upon our strong portfolio of
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Unifi Announces Fourth Quarter Results — page 3
premium value added brands and have commercialized them around the world. The Company has significantly improved the strength of its balance sheet despite an unprecedented economic downturn, which provides us with the wherewithal to stay the course during a slow and protracted recovery. We understand the challenges ahead and have developed the appropriate strategies to manage accordingly.”
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.
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Financial Statements to Follow

Unifi Announces Fourth Quarter Results — page 4
UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited) (Amounts in Thousands)

	June 28, 2009	June 29, 2008
Assets
Cash and cash equivalents	$42,659	$20,248
Receivables, net	77,810	103,272
Inventories	89,665	122,890
Deferred income taxes	1,223	2,357
Assets held for sale	1,350	4,124
Restricted cash	6,477	9,314
Other current assets	5,464	3,693

Total current assets	224,648	265,898

Property, plant and equipment, net	160,643	177,299
Investments in unconsolidated affiliates	56,763	70,562
Restricted cash	454	26,048
Goodwill	—	18,579
Intangible assets, net	17,603	20,386
Other noncurrent assets	13,534	12,759

	$473,645	$591,531

Liabilities and Shareholders’ Equity
Accounts payable	$26,050	$44,553
Accrued expenses	16,381	25,531
Income taxes payable	676	681
Current maturities of long-term debt and other current liabilities	6,845	9,805

Total current liabilities	49,952	80,570

Long-term debt and other liabilities	181,595	204,366
Deferred income taxes	416	926
Shareholders’ equity	241,682	305,669

	$473,645	$591,531

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Unifi Announces Fourth Quarter Results — page 5
UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)

	For the Quarters Ended		For the Years Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Summary of Operations:
Net sales	$139,833	$189,605	$553,663	$713,346
Cost of sales	127,436	171,768	525,157	662,764
Restructuring charges (recoveries)	(202)	(611)	91	4,027
Write down of long-lived assets	350	—	350	2,780
Goodwill impairment	—	—	18,580	—
Selling, general & administrative expenses	9,766	11,030	39,122	47,572
Provision for bad debts	620	62	2,414	214
Other operating (income) expense, net	371	(2,340)	(5,491)	(6,427)
Non-operating (income) expense:
Interest income	(684)	(679)	(2,933)	(2,910)
Interest expense	5,560	6,458	23,152	26,056
Gain on extinguishment of debt	(251)	—	(251)	—
Equity in (earnings) losses of unconsolidated affiliates	4,506	(488)	37	(1,402)
Write down of investment in unconsolidated affiliates	—	6,493	1,483	10,998

Loss from continuing operations before income taxes	(7,639)	(2,088)	(48,048)	(30,326)
Provision (benefit) for income taxes	1,903	345	4,301	(10,949)

Loss from continuing operations	(9,542)	(2,433)	(52,349)	(19,377)
Income (loss) from discontinued operations, net of tax	(2)	3,204	65	3,226

Net income (loss)	$(9,544)	$771	$(52,284)	$(16,151)

Income (loss) per common share (basic and diluted):
Loss — continuing operations	$(0.15)	$(0.04)	$(0.85)	$(0.32)
Income (loss) — discontinued operations	—	0.05	—	0.05

Net income (loss) — basic and diluted	$(0.15)	$0.01	$(0.85)	$(0.27)

Weighted average basic and diluted shares outstanding	62,057	60,629	61,820	60,577
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Unifi Announces Fourth Quarter Results — page 6
UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For Fiscal Years Ended
	June 28, 2009	June 29, 2008

Cash and cash equivalents at beginning of year	$20,248	$40,031
Operating activities:
Net loss	(52,284)	(16,151)
Adjustments to reconcile net loss to net cash provided by continuing operating activities:
Income from discontinued operations	(65)	(3,226)
(Earnings) losses of unconsolidated equity affiliates, net of distributions	3,725	3,060
Depreciation	28,043	36,931
Amortization	4,430	4,643
Stock-based compensation expense	1,425	1,015
Deferred compensation expense, net	165	(665)
Net gain on asset sales	(5,856)	(4,003)
Non-cash portion of gain on extinguishment of debt	(251)	—
Non-cash portion of restructuring charges, net	91	4,027
Non-cash write down of long-lived assets	350	2,780
Non-cash effect of goodwill impairment	18,580	—
Non-cash write down of investment in equity affiliate	1,483	10,998
Deferred income tax	360	(15,066)
Provision for bad debts	2,414	214
Other	400	(8)
Change in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments	13,950	(10,876)

Net cash provided by continuing operating activities	16,960	13,673

Investing activities:
Capital expenditures	(15,259)	(12,809)
Acquisition	(500)	(1,063)
Change in restricted cash	25,277	(14,209)
Proceeds from sale of capital assets	7,005	17,821
Proceeds from the sale of equity affiliate	9,000	8,750
Collection of notes receivable	1	250
Split dollar life insurance premiums	(219)	(216)
Other	—	(85)

Net cash provided by (used in) investing activities	25,305	(1,561)

Financing activities:
Payment of long-term debt	(97,345)	(181,273)
Borrowing of long-term debt	77,060	147,000
Proceeds from stock option exercises	3,830	411
Other	(304)	(1,144)

Net cash used in financing activities	(16,759)	(35,006)

Cash flows of discontinued operations:
Operating cash flow	(341)	(586)

Net cash used in discontinued operations	(341)	(586)

Effect of exchange rate changes on cash and cash equivalents	(2,754)	3,697

Net increase (decrease) in cash and cash equivalents	22,411	(19,783)

Cash and cash equivalents at end of year	$42,659	$20,248

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Unifi Announces Fourth Quarter Results — page 7
Adjusted EBITDA Reconciliation
to Pre-Tax Income (Loss)
(Amounts in thousands)
(Unaudited)

	Quarter Ended	Year Ended
	June 28, 2009	June 28, 2009
Pre-tax income (loss) from continuing operations	$(7,639)	$(48,048)
Interest expense, net	4,876	20,219
Depreciation and amortization expense	6,951	31,326
Equity in (earnings) losses of unconsolidated equity affiliates	4,506	37
Non-cash compensation, net of distributions	607	1,500
(Gain) loss on sales of PP&E	9	(5,856)
Hedging (gains) losses	370	354
Write down of long-lived assets and unconsolidated affiliate	350	1,833
Goodwill impairment	—	18,580
Restructuring charges (recoveries)	(240)	53
Asset consolidation and optimization expense	47	3,508
Gain on extinguishment of debt	(251)	(251)
Kinston shutdown expenses	—	30

Adjusted EBITDA	$9,586	$23,285

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Unifi Announces Fourth Quarter Results — page 8
NON-GAAP FINANCIAL MEASURES
Non-GAAP Financial Measures
     Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors.
     Adjusted EBITDA
     Adjusted EBITDA represents pre-tax income before interest expense, depreciation and amortization expense and loss or income from discontinued operations, adjusted to exclude equity in earnings and losses of unconsolidated affiliates, write down of long-lived assets and unconsolidated affiliate, non-cash compensation expense net of distributions, gains and losses on sales of property, plant and equipment, hedging gains and losses, asset consolidation and optimization expense, goodwill impairment, gain on extinguishment of debt, restructuring charges and recoveries, and Kinston shutdown costs. We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.
     We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not have an impact on our ability to service our debt. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
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Unifi Announces Fourth Quarter Results — page 9
NON-GAAP FINANCIAL MEASURES
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Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under the notes. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.
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Unifi Announces Fourth Quarter Results — page 10
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
     Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
     Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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